                                                               Exhibit 10.24 (d)



                          CHICAGO BRIDGE & IRON COMPANY


                   SENIOR EXECUTIVE RELOCATION LOAN AGREEMENT


         This Senior Executive Relocation Loan Agreement ("Loan Agreement") is made as of September 13, 2001, by and between Chicago Bridge & Iron Company (Delaware), (the "Company") whose address is at 1501 North Division Street, Plainfield, Illinois and Robert H. Wolfe ("Executive") and Virginia Ann Wolfe, ("Spouse") whose address is 732 Fairfield Court, Westmont, IL 60559.

                                    RECITALS

         The Company is relocating its corporate headquarters and Executive's principal place of work from Plainfield, Illinois to The Woodlands, Texas. In connection with this relocation the Executive is purchasing a new principal residence located or to be located at The Woodlands, Texas, (the "Property"). The Company desires to assist Executive with the purchase of his new principal residence by extending a loan in a principal amount not to exceed Seven Hundred Thousand Dollars ($700,000) (the "Loan") on the terms and conditions in this Loan Agreement. The Loan is intended to be an employee-relocation mortgage loan exempt from imputed interest pursuant to Section 1.7872-5T(c)(1)(i) of the Income Tax Regulations.

                                    AGREEMENT

         In consideration of the premises and the mutual covenants contained in this Loan Agreement, the Company agrees to loan to Executive and Spouse the principal amount of Seven Hundred Thousand Dollars ($700,000), on the following terms and conditions:

         1. Loan. The Loan shall be represented by a promissory note or notes (each, a "Note" and collectively, the "Notes") dated as of the date of this Loan Agreement in substantially the form attached as Exhibit A. If the Loan is borrowed through multiple draws (each, a "Draw") by the Executive and Spouse pursuant to paragraph 11, each Draw shall be evidenced by a separate Note. Each Note shall be due and payable in a single lump sum, without interest except as provided in paragraph 3 below.

         2.       Maturity.

         (a) Original Maturity Date. Except as otherwise set forth in Paragraph 2(b) below,

                  (i) if the entire principal amount of the Loan is disbursed all at one time, the Loan shall be due and payable, in full, on the fourth anniversary of the date of disbursement, or

                  (ii) if the Loan is disbursed in more than one Draw, each Draw shall be due and payable, in full, on the fourth anniversary of the date of disbursement of such Draw.

         Each Loan or Draw due date described in clauses (i) and (ii) above are hereinafter referred to as an "Original Maturity Date".

         (b)      Modification of Original Maturity Date.

                  (i) Forgiveness on Termination of Employment by Death or Disability. If, prior to any Original Maturity Date, Executive ceases to be an employee of the Company solely by reason of Executive's death or "disability", then, as of the Termination Date (as defined in paragraph 2(c) below), the Loan and all Notes shall be cancelled, and no repayment of outstanding principal or interest accrued thereunder shall be required. As used in this subparagraph 2(b)(i), "disability" shall mean a disability entitling the Executive to disability benefits under the long-term disability plan or policy of the Company covering the Executive, or, if no such plan or policy exists, then whether or not the Executive has a disability shall be determined by the Company in its sole discretion reasonably exercised.

                  (ii) Extension of Maturity. If, after the date of this Loan Agreement but prior to any Original Maturity Date, (x) a "change of control" occurs which is not a "growth transaction"; and (y) thereafter Executive ceases to be an employee of the Company for any reason other than (A) death or disability as described in subparagraph 2(b)(i) above or (B) termination by the Company for "cause", then the due date of the Loan and all then unpaid Notes shall be extended to a date which is the fifth anniversary of the Termination Date (the "Extended Maturity Date"). If the provisions of this subparagraph 2(b)(ii) apply, the entire unpaid principal balance of the Loan and all accrued but unpaid interest thereon shall be due and payable in full on the Extended Maturity Date.

                           As used in this subparagraph 2(b)(ii) the terms "change of control", "growth transaction" and "cause" shall have the meanings set forth in that certain Change of Control Severance Agreement between the Company and the Executive dated as of October 13, 2000 as in effect on the date hereof, (the "Severance Agreement").

                  (iii) Acceleration of Maturity. If, prior to any Original Maturity Date, the Executive ceases to be an employee of the Company for any reason other than as provided in subparagraphs 2(b)(i) and 2(b)(ii) above, then, except as set forth in the immediately succeeding sentence, the Notes shall be accelerated such that the entire outstanding principal balance of the Loan and all accrued but unpaid interest threon shall be due and payable in full on the Termination Date. Notwithstanding the foregoing sentence, if the Termination of Employment is due to (x) Executive's involuntary termination by the Company without "cause", or (y) termination by the Executive with "good reason" (as "cause" and "good reason" are defined in the Severance Agreement), then the entire outstanding principal balance of the Loan and all accrued but unpaid interest thereon shall be due and payable in full on the earlier of (A) the date which is 180 days after the Termination Date, and (B) the Original Maturity Date of such Note.

                  (iv) The Original Maturity Date(s) of the Loan and Notes shall also be accelerated as provided in paragraph 12.

         (c) Termination. As used herein, the term "Termination of Employment" shall mean that the Executive is no longer an employee of the Company for any reason whatsoever. As used herein, the term "Termination Date" shall mean the first date upon which the Executive is no longer an employee of the Company for any reason whatsoever.

         3. Interest.

         (a) Interest Free. No interest shall accrue on the Loan or any Draw or Note prior to the first to occur of the following: (i) a Maturity Date,
         (ii) a Termination of Employment other than as provided in paragraph 2(b)(i) above, or (iii) an Event of Default (as defined in paragraph
         12).

         (b) Triggering Events. Interest shall commence to accrue on the entire outstanding principal balance of the Loan upon the first to occur of the following (each, a "Triggering Event"): (i) any Maturity Date, (ii) an Event of Default, or (iii) an acceleration of the Loan in accordance with paragraph 2(b)(iii) (after taking into account any applicable grace period as provided therein). Interest shall accrue on the entire outstanding principal balance of the Loan from the date of such Triggering Event until the entire outstanding principal balance of the Loan is paid in full at a rate equal to the lesser of (a) two percentage point(s) above the rate of interest per annum established from time to time by Bank One at its main office in Chicago, Illinois and designated as Bank One's "base" or "prime" rate of interest, which Executive and Spouse hereby acknowledge and agree may not necessarily be the lowest interest rate charged by Bank One, or (b) the maximum lawful rate of interest. Fluctuations in the prime rate shall become effective immediately, without necessity for any notice whatsoever.

         (c) Interest after Extension. After a Termination of Employment described in paragraph 2(b)(ii) above, interest shall accrue on the Loan and all outstanding Notes from the Termination Date to the Extended Maturity Date (or to the date of an Event of Default, if earlier at which time interest shall start to accrue at the rate set forth in paragraph 3(a) above) at a rate equal to the lesser of (x) the annual interest rate on 30-year Treasury securities (as specified by the Commissioner of Internal Revenue as of the beginning of a calendar quarter pursuant to Section 417(e) of the Internal Revenue Code of 1986 (the "Code")), or (y) the maximum lawful rate of interest. Interest under this paragraph shall be determined for each calendar quarter (or for the portion of any calendar quarter) that is within the period after the Termination of Employment and before the Extended Maturity Date (or before an Event of Default, if earlier), based on the annual interest rate on 30-year Treasury securities in effect as of the first day of such calendar quarter, and may vary from quarter to quarter, but shall not vary within a single calendar quarter from the rate established as of the first day of that calendar quarter. Interest under this paragraph shall be due and payable quarterly in arrears within thirty days after the later of the end of each such calendar quarter or the date the Company gives the Executive written notice of the amount of interest payable for such quarter under this paragraph.

         4. Use of Proceeds. Proceeds of the Loan will be used exclusively for the purchase of the Property to acquire or initially construct a principal dwelling to be used as the new principal residence of Executive. For this purpose, "purchase" includes the costs of new construction of a principal dwelling on the Property.

         5. Collateral. The Loan will be secured by a lien on the Property, documented by a real estate deed of trust in recordable form satisfactory to the Company in its sole discretion reasonably exercised (a "Mortgage") containing such provisions as are customary in deeds of trust securing loans between unrelated parties acting at arms length. Funding of the Loan is subject to execution of the Mortgage by Executive and Spouse and the Company's receipt of satisfactory evidence of title showing no delinquent taxes, liens, judgments or assessments or other exceptions as shown by a mortgagee title insurance policy satisfactory to Company (as determined by the Company in its sole discretion reasonably exercised). If Executive does not elect to purchase an owner's title insurance policy at its closing for the Property then Company shall waive the obligation for Executive to deliver a mortgagee title insurance policy.

         6. Insurance. Executive at Executive's expense will secure such property insurance as is required by the Mortgagee naming the Company as an additional insured in at least the amount of the Loan, and will supply a copy of such policy to the Company on request, and such policy may not be cancelled, reduced or materially altered without at least thirty (30) days' prior written notice being given by Executive to Company.

         7. Spousal and Executive Consent. Spouse will execute the Note(s), the Mortgage, or any other documents that the Company may at any time reasonably require in connection with this Loan Agreement; to the extent that the Property or any part of the Property is considered homestead property under the Texas Constitution or other laws, Executive and Spouse hereby consent to the Loan and the fact that the Loan is secured by the Property, and Executive and Spouse have executed this Loan Agreement in evidence of such agreement and consent.

         8. Certification. Executive hereby certifies that Executive reasonably expects to be entitled to and will itemize federal income tax deductions for each year that the Loan is outstanding.

         9. Availability of Funds. To the extent the Loan is not borrowed in full on the date hereof, Executive may draw the Loan in borrowings of at least $10,000 per Draw by delivering to the Company a Note in the amount of the applicable Draw, provided that no Event of Default or Termination of Employment has occurred or that no lien has been filed against the Property without Executive complying with paragraph 19. Subject to the satisfaction of all conditions thereto, the Company will make funds available for any such Draw within five business days of the date Executive notifies the Company's chief financial officer of the requested amount.

         10. Prepayment. Executive and Spouse may prepay the Loan (in whole or in part) without penalty or premium at any time prior to its due date. Prepayments will be applied first to accrued interest, if any and the remainder to principal in the order of maturity under the Notes so that they will be applied to principal payments maturing first. These prepayments will not reduce the amount or time of payment of the remaining payments, which will continue until the principal amount of the Loan and all accrued interest under all Notes are paid in full. Interest on the prepaid principal will immediately cease to accrue.

         11. Transferability. The Company may assign its rights under this Loan Agreement. The rights of the Company under this Loan Agreement (to the extent of the principal amount of the Note and interest accrued or to accrue thereon) will be deemed assigned to and shall inure to the benefit of any person to whom the Company endorses a Note representing all or part of the Loan under this Loan Agreement. Executive's and Spouse's rights under this Loan Agreement and the benefit of the interest arrangement for the Loan contained in this Loan Agreement are not transferable by the Executive or Spouse.

         12. Events of Default. An event of default shall occur under this Loan Agreement if (i) Executive or Spouse fails to pay when due and payable (whether upon an Original Maturity Date, Extended Maturity Date, Termination of Employment, or otherwise), the full principal amount of any Note and any accrued interest thereon (other than quarterly interest pursuant to Paragraph 3(c)),
(ii) Executive or Spouse fails to pay when due and payable any quarterly payment of interest pursuant to Paragraph 3(c), or any other payments under this Loan Agreement or the Mortgage and such failure to pay is not cured within ten days after the occurrence thereof; (iii) the Executive or Spouse sells, assigns, pledges, encumbers, or otherwise transfers the Property or any interest in the Property, or any of their rights under this Loan Agreement or attempts to sell, assign, pledge, encumber, or otherwise transfer the Property or any interest in the Property or their rights under this Loan Agreement, or (iv) any other obligation of Executive and Spouse under the Note, the Mortgage or under any other agreement in connection with the Loan or that is secured in whole or in part by the Property (collectively, "Loan Documents") is not paid when due or is otherwise in default (i) - (iv) individually and collectively referred to as an "Event of Default"). If any Event of Default has occurred and is continuing, then:

         (a) The Loan and any Note(s) thereunder shall become immediately due and payable in full, and interest shall immediately commence accruing on the Note as provided in paragraph 3 and be immediately due and payable, provided that the exercise of this right by Company is not prohibited by federal law as of the date of this Loan Agreement. If Company exercises this right,

         Company shall give Executive notice of acceleration and this notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Executive must pay all such sums and any other sums due under any of the Loan Documents.

         (b) Without thereby waiving any right to any other remedy upon an Event of Default, and notwithstanding any other agreement between the Company and the Executive other than an agreement made after the date hereof specifically referencing this Agreement, the Company may offset all or any portion of any obligation of whatsoever nature the Company (or any parent or direct or indirect subsidiary of the Company) may owe to the Executive by any amount due and payable but unpaid by Executive with respect to the Loan Documents.

         (c) The Company may exercise any and all rights under the Loan Documents, including the right to foreclose upon its interest in the Property pursuant to the Mortgage.

         (d) The Company may proceed against the Executive and/or Spouse in another legal or equitable action available to collect the amount due on any Loan Document; and shall also have any other rights which the Company may have been afforded under any contract or agreement with the Executive at any time and any other rights which the Company may have pursuant to applicable law.

Except as may be otherwise set forth in the Mortgage, the proceeds from any offset, sale or action described in clauses (b), (c) or (d) shall be applied (A) first, to the payment of any costs and expenses (including reasonable attorneys' fees) incurred by the Company in connection with such offset, sale or action,
(B) second, to accrued interest (including interest described in clause (a)) due on the Loan, (C) third, to the outstanding principal amount due on the Loan, and
(D) the surplus from any sale of the Property pursuant to the foreclosure described in clause (c) shall be returned to the Executive.

         13. Waivers. EXECUTIVE AND SPOUSE HEREBY SEVERALLY WAIVE AND RELINQUISH PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. EXECUTIVE AND SPOUSE AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THE NOTE OR BY THE OTHER LOAN DOCUMENTS AND EXPRESSLY AGREE THAT THE TIME FOR ANY PAYMENT ON THE LOAN MAY BE EXTENDED FROM TIME TO TIME BY COMPANY AND THAT THE COMPANY MAY ACCEPT SECURITY FOR THE LOAN OR RELEASE SECURITY FOR THE LOAN, ALL WITHOUT IN ANY WAY AFFECTING THE LIABILITY OF EXECUTIVE AND SPOUSE HEREUNDER. NO WAIVER OR FORBEARANCE BY THE COMPANY SHALL ADVERSELY AFFECT ITS RIGHT TO STRICTLY ENFORCE THE PROVISIONS OF THIS LOAN AGREEMENT.

         14. Statutory Notice. THIS LOAN AGREEMENT, THE NOTE, THE MORTGAGE AND ANY OTHER LOAN DOCUMENTS UNDER THE LOAN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS,

WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         15. Notices. Unless applicable law requires a different method, any notice that must be given to Executive, Spouse or Company under this Loan Agreement, the Note, or any other Loan Documents will be given by delivering it or mailing it by first class mail to such party at the address above or at a different address given to the other by a notice of different address.

         16. Obligations of Persons under Loan. If more than one person signs any Note, each person is fully and personally obligated to keep all of the promises made in such Note and this Loan Agreement, the Mortgage, and any other Loan Documents, including the promise to pay the full amount owed. Company may enforce its rights under this Loan Agreement, each Note, the Mortgage, and any other Loan Documents against each person individually or against both persons such that any one person may be required to pay all of the amounts owed under the Notes.

         17. Mechanic's Liens and Other Liens. Executive and Spouse shall pay all taxes, assessments, charges, fines, and impositions attributable to the Property on time directly to the entity owed payment and shall promptly discharge all liens in a manner acceptable to Company except that Executive may contest any lien in good faith and defend the enforcement of any such lien in any proceedings that in Company's opinion operate to prevent the enforcement of the lien or may obtain an agreement satisfactory to Company that subordinates the lien to the Mortgage. Executive shall notify Company promptly in the event any liens are filed, and upon notice from Company, Executive shall take one or more of the actions set forth above within 10 days after Executive's receipt of Company's notice.

         18. Law. This Loan Agreement and all other Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas. Notwithstanding any business or personal relationship between Executive, Spouse or Company, or any officer, director or employee of Company, the relationship of Executive and Spouse with Company is solely that of debtor and creditor, and Company has no fiduciary or other special relationship with Executive or Spouse. Whenever Company shall exercise any right to approve or disapprove of any term, Company's decision shall be satisfactory in its sole discretion and it shall be final and conclusive. Subject to paragraph 11 the terms of this Loan Agreement and the Loan Documents shall be binding upon and inure to the benefit of Executive, Spouse and Company and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. Time is of the essence with respect to all provisions of this Loan Agreement and the other Loan Documents. If any provision of this Loan Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Loan Agreement nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

         19. Controlling Agreement. In the event of any conflict between the provisions of this Loan Agreement and the Mortgage, it is the intent of the parties hereto that the provisions of the Mortgage shall control. In the event of any conflict between the provisions of this Loan Agreement and the Note or any of the other Loan Documents (other than the Mortgage), it is the intent of the parties hereto that the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Loan Agreement and the other Loan Documents and that this Loan Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

         IN WITNESS WHEREOF, the Company, Executive and Spouse have executed and delivered this Loan Agreement on the date first written above.


                                  CHICAGO BRIDGE & IRON COMPANY (DELAWARE)


                                  By: /s/ Stephen M. Duffy
                                     ------------------------------------------
                                     Its: Vice President Human Resources
                                         --------------------------------------

                                  /s/ Robert H. Wolfe
                                  ---------------------------------------------
                                  Robert H. Wolfe - Executive

                                  /s/ Virginia Wolfe
                                  ---------------------------------------------
                                  Virginia Ann Wolfe - Spouse

                                                                       Exhibit A

                                 PROMISSORY NOTE


The Woodlands, Texas                                                $___________
_____________ __, 2001


         For value received, _________________, an individual resident of _________, at __________________________________, __________________,
_______________ County, ______________ and ______________________________
(jointly and severally, the "Borrower"), promises to pay to the order of Chicago Bridge & Iron Company, a Delaware corporation ("Lender"), at 1501 North Division Street, Plainfield, ______ County, Illinois, the principal sum of Seven Hundred Thousand Dollars ($700,000.00) ("Principal Amount") at the Interest Rate as and when required herein.

         The Maturity Date, Interest Rate, obligation and timing of payments of principal and interest, default, remedies and other terms are set forth in that certain Senior Executive Relocation Loan Agreement dated as of September __, 2001, between Borrower and Lender (the "Loan Agreement"), which terms are incorporated in this Note by this reference. The execution and delivery of this Note are required under the Loan Agreement. All terms not defined herein shall have the meaning described in the Loan Agreement.

         This Note is secured by a deed of trust from Borrower to Jane S. Smith, trustee, which is dated _________ and covers the real property as described in therein ("Deed of Trust"). This Note, the Loan Agreement, the Deed of Trust, and any other loan documents executed in connection with the Loan shall be referred to collectively as "Loan Documents."

         Borrower hereby waives diligence, presentation for payment, protest and demand for payment, notice of intent to accelerate, and notice of acceleration of maturity, protest, demand, dishonor, and nonpayment of this Note. Borrower expressly agrees that the time for any payment on the Loan may be extended from time to time by Lender and that the Lender may accept security for the Loan or release security for the Loan, all without in any way affecting the liability of Borrower under this Note. No waiver or forbearance by the Lender shall adversely affect its right to strictly enforce the provisions of this Note.

         It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and any and all indebtedness ("Related Indebtedness") paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the amounts allowed by the Maximum Lawful Rate (defined below) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated Maturity Date of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, and Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. As used hereunder, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas taking into account all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law made in connection with the transaction evidenced by this Note and the other Loan Documents. This provision overrides any conflicting provisions in this Note and all other Loan Documents.

         THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ANY OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys' fees.

         In the event of any conflict between the provisions of this Note and the Deed of Trust, it is the intent of the parties hereto that the provisions of the Deed of Trust shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Deed of Trust), it is the intent of the parties hereto that the provisions of the Loan Agreement shall control.



                                        ----------------------------------------
                                        Executive


                                        ----------------------------------------
                                        Spouse



                                     - 9 -